SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OF 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 19, 2008

Sunrise Telecom Incorporated

(Exact name of registrant as specified in its charter)

Delaware	000-30757	77-0291197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

302 Enzo Drive, San Jose, California	95138
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 363-8000

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On November 19, 2008, Sunrise Telecom Incorporated (the “Company”) and LTE Innovations OY (“LTE”) entered into a Participation Purchase Agreement pursuant to which the Company agreed to sell its Italy-based Protocol Products Group to LTE for approximately 8.0 million Euros, or roughly $10.0 million, in cash. The closing of the transaction, which is subject to customary closing conditions, is expected to occur in the fourth quarter of 2008.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Number	Description

2.1	Participation Purchase Agreement, dated November 19, 2008, between Sunrise Telecom Incorporated and LTE Innovations OY

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNRISE TELECOM INCORPORATED (Registrant)

Date: November 24, 2008	By:	/S/ KIRK O. WILLIAMS
KIRK O. WILLIAMS
CHIEF LEGAL AND COMPLIANCE OFFICER, SECRETARY

EXHIBIT INDEX

Number	Description

2.1	Participation Purchase Agreement, dated November 19, 2008, between Sunrise Telecom Incorporated and LTE Innovations OY.